Exhibit 99.1

        ITALK INC. INTRODUCES SAMSUNG GALAXY TABLET WITH BUILT-IN IDATA
                          MOBILE BROADBAND FROM ITALK

Ft. Lauderdale, Florida, May 10, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company") is pleased to announce that it has introduced the Samsung Galaxy Tab as the latest device available with built-in 3G/4G iData mobile broadband from iTalk.

"The combination of a Samsung Galaxy Tab with built-in iData from iTalk is an incredible powerful communications tool for any user looking for an Android operating system tablet and reliable affordable on-the-go broadband data connectivity nationwide," commented David F. Levy, Chief Executive Officer of iTalk Inc. "In addition to this exciting new product launch, iTalk intends to continue to expand the list of popular smartphones, tablets, and other devices that can ship with iData capabilities pre-installed. With more pre-installed device options available to users nationwide, more and more people will be able to find the best iTalk enabled device and iData plan to fit their needs."

The Android-powered Samsung Galaxy Tab mobile tablet is a powerful entertainment device ideal for home or on the go. With the addition of iData 3G/4G mobile broadband by iTalk, the Galaxy Tab also becomes a powerful communications tool with on-the-go data and voice capabilities without relying on an insecure hotspot. Weighing just 1 pound, it features a vibrant 7-inch touchscreen display with 3D-like graphics, speedy 1 GHz processor, and the Android 2.2 operating system. With integrated Google technology, the Galaxy Tab brings one-touch access to the popular Google mobile services millions use every day, including Google Search by voice, Google Maps with Street View, Gtalk, YouTube, Picasa, and contacts/calendar synchronization. The Galaxy Tab, like all Android-powered devices offers full support for Adobe Flash Player 10.1 for accessing Flash-enabled websites, watching video and playing games (unlike Apple OS devices).

iTalk will offer the Samsung Galaxy Tab 7" with built in 3G/4G iData mobile broadband directly to consumers through the www.italkmobility.com website and also intends to pursue volume wholesale distribution deals with nationwide re-sellers and other dealers.

ABOUT ITALK

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

For further information regarding iTalk Inc., contact:

iTalk Inc. - Investor Relations Dept.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.